SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 7, 2005



                              GENERAL DEVICES, INC.
             (Exact name of registrant as specified in its charter)



Delaware                            000-03125                21-0661726
--------                            -----------              ----------
(State or other jurisdiction        (Commission              (I.R.S. Employer
of incorporation)                   File Number)             Identification No.)

               2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (469) 633-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.     Entry Into a Material Definitive Agreement.
               ------------------------------------------

         On December 7, 2005 an Agreement and Plan of Merger was executed by Registrant, GD MergerSub, Inc., a wholly-owned subsidiary of Registrant ("MergerSub") and Aduromed Corporation, a Delaware corporation ("Aduromed"), pursuant to which MergerSub will merge into Aduromed and the shareholders of Aduromed will be entitled to receive a total of 19,001,152 shares of common stock of Registrant.

         In addition, Aduromed entered into a Stock Purchase Agreement with Registrant and Halter Capital Corporation dated December 7, 2005, pursuant to which Aduromed will purchase 259,600 shares of Registrant's common stock from Halter Capital Corporation at the time of Closing of the merger for cash in the amount of $600,000.

         As a result of both transactions, the shares acquired by Aduromed will represent approximately 95% of shares outstanding.

Item 9.01.     Financial Exhibits, Pro Forma Financial Information and Exhibits.
               ----------------------------------------------------------------

         Exhibit 2.1 - Agreement and Plan of Merger dated December 7, 2005.

         Exhibit 10.1 - Stock Purchase Agreement.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GENERAL DEVICES, INC.



                                              By:  /s/ Kevin B. Halter, Jr.
                                                 -------------------------------
                                                 Kevin B. Halter, Jr., President

Dated:  December 12, 2005